Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-189616) and S-8 (No. 333-15651) of Virtus Investment Partners, Inc. of our report dated February 24, 2014 relating to the financial statements [, financial statement schedules] and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

February 24, 2014